                                                                  EXHIBIT 10.4


                                   ASSUMPTION
                                      AND
                            FIRST AMENDMENT TO LEASE

1. Parties. This Assumption and First Amendment to Lease dated for identification purposes August 1, 1996 (this "First Amendment") is entered into by and between Raymond Deangelo, an individual resident of California, August Deangelo, an individual resident of California, and Michael P. Deangelo, an individual resident of California, as tenants in common (collectively, "Lessor") and MRJ Industries, Inc., a Delaware corporation ("Lessee").

2.      Recitals.

        2.1. The Lease. Deangelos Partnership No. 8, a California general partnership, formerly known as Deangelos & Ortega Partnership No. 8 ("Original Lessor") and Lessee entered into that Standard Industrial Lease-Net dated March 25, 1988, with an Addendum to Lease of even date attached thereto and made a part thereof, originally made between The Clothestime, Inc., a California corporation ("Original Lessee") and Lessor. Such Lease and Addendum To Lease is herein called the "Lease". The subject of the Lease is the improved real property located at 5325 East Hunter Avenue, Anaheim, California, which is described on Exhibit "A" attached hereto and incorporated herein by this reference (the "Premises").

        2.2. Options. The Lease was subject to: Lease Modification and Option Agreement dated March 25, 1988; First Amendment to Lease and Modification of Option Agreement dated September 20, 1989; and Second Amendment to Lease Modification and Option Agreement dated June 28, 1990 (collectively, the "Option Documents"). The options provided under the Option Documents were not exercised by Lessee and the Option Documents are of no further force and effect.

        2.3. Ownership of Property. Lessor has acquired the Premises from Original Lessor and has succeeded Original Lessor as Lessor under the Lease and owns the Premises free and clear of all monetary liens and encumbrances.

        2.4. Transfer of Lease. The Original Lessee merged into The Clothestime, Inc., a Delaware corporation, on or about June 20, 1991, and the Lease was transferred by operation of law. The Clothestime, Inc., a Delaware corporation, assigned the Lease to a wholly-owned subsidiary, MRJ Industries, Inc., a Delaware corporation, which is currently the Lessee. Lessor recognizes the Lessee as the holder of the leasehold interest subject to the terms of the Lease as hereby amended.

        2.5. Lessee's Chapter 11. On or about December 8, 1995, Lessee filed a voluntary petition under chapter 11 of the United States Bankruptcy Code (Title 11, U.S. Code), which commenced that proceeding pending in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") entitled In re MRJ Industries, Inc., a Delaware corporation, Case No.
SA 95-22535 JW (the "Bankruptcy Case"), which is jointly administered with Case Nos. SA 95-22533-JW through SA 95-22538-JW. No trustee has been appointed in the Bankruptcy Case and Lessee is a debtor in possession. On July 8, 1996, because of defaults under the Lease by Lessee, Lessor filed in the Bankruptcy Case a motion for relief from the automatic stay ("Stay Motion") in order to pursue its applicable nonbankruptcy law remedies and regain possession of the Premises. The Bankruptcy Court scheduled a hearing on shortened notice on Lessor's Stay Motion for July 22, 1996. The Stay Motion has since been continued to September 30, 1996.

        2.6. Assumption. This First Amendment is entered into by Lessor and Lessee for the purpose of amending certain provisions of the Lease, to provide for Lessee's assumption of the Lease, as so amended, and to resolve and settle the Stay Motion. Lessee's assumption of the Lease, as amended hereby, and Lessor's withdrawal of the Stay Motion shall be contingent upon (i) the entry of a final Order by the Bankruptcy Court authorizing such assumption pursuant to 11 U.S.C. Section 365(a), and subject to Lessee's compliance with the provisions of 11 U.S.C. Section 365(b), and (ii) the expiration of any time period in which an appeal to such Order may be filed, or, if an appeal has been filed, such Order shall have been affirmed by the appellate court.

3. Amendments. The Lease is hereby amended as hereinafter set forth in this Article 3.

        3.1. Paragraphs 1, 2, 3, 4 and 6 of the Addendum To Lease are hereby deleted in their entirety.

        3.2. Extension of Term. Section 3.1 of the Lease is hereby deleted in its entirety and in lieu thereof, Section 3.1 shall provide as follows:

        "3.1    Term.  The term of this Lease commenced on December 1, 1988
        ("Commencement Date") and shall continue until May 15, 2006, unless sooner terminated pursuant to any provision hereof."

        3.3. No Further Extension Rights. Notwithstanding any provision of the Lease which may be to the contrary, Lessee shall not have the right to extend the term of the Lease beyond May 15, 2006.

        3.4. Monthly Rent. Notwithstanding any provisions of the Lease which may be to the contrary, commencing May 15, 1996 and continuing through the month of May, 1997, rent to be paid by Lessee to Lessor shall accrue at the rate of Forty-Three Thousand Seven Hundred Eighty Dollars ($43,780) per month ("Monthly Rent"). Lessor acknowledges that the Monthly Rent has been paid through and including the installment payable on September 1, 1996. Accordingly, commencing October 1, 1996 and continuing thereafter on the first day of each month through and including May 1, 1997, Lessee shall pay to Lessor installments of Monthly Rent in the amounts of Forty-Three Thousand Seven Hundred Eighty Dollars ($43,780). On June 1, 1997 and on June 1 of each calendar year thereafter during the remainder of the term of the Lease, Monthly Rent, to be paid by Lessee to Lessor on the first (1st) day of each month, shall be increased as follows:

         (a) On June 1, 1997 and on June 1 of each subsequent year, the Monthly Rent shall be adjusted by the increase, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the Department of Labor for All Urban Consumers, (1982-1984=100), "All items", for the Los Angeles-Anaheim-Riverside area, herein referred to as "C.P.I.", for the preceding twelve (12) month period. Such increase in the Monthly Rent shall be calculated as follows: the Monthly Rent payable during the preceding twelve (12) month period shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month during which the increase is to take effect, and the denominator of which shall be the C.P.I. for the first calendar month of such preceding twelve (12) month period (the "CPI Fraction"). The sum so calculated shall constitute the new Monthly Rent hereunder. Provided, however, notwithstanding the foregoing the Monthly Rent increase on any June 1 during the term of the Lease shall not be less than three percent (3%) of the amount of the Monthly Rent applicable during the preceding twelve (12) month period nor more than five percent (5%) of the amount of the Monthly Rent for the preceding twelve (12) month period.

        (b) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I. shall be used to make such calculations. In the event that Lessor and Lessee cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in the county in which the Premises are located, in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, notwithstanding one party failing to appear after due notice of the proceeding. The cost of said arbitrators shall be paid equally by Lessor and Lessee.

        (c) Lessee shall continue to pay the Monthly Rent at the rate previously in effect until the increase if any, is determined. Within ten (10) days following the date on which Lessor gives to Lessee written notice of the increase, which notice shall set forth the computation of such increase, Lessee shall make such payment to Lessor as will bring the increased Monthly Rent current, commencing with the effective date of such increase through the date of any rental installments then due. Thereafter the Monthly Rent shall be paid at the increased rate.

        3.5 Letter of Credit. Concurrently herewith and annually during the term of this Lease, Lessee shall deliver and deposit with Lessor an Irrevocable Letter of Credit (a "Letter of Credit") (in the amount set forth below) issued by Chemical Bank or such other bank as may be designated by Lessee, subject to Lessor's approval, not to be unreasonably withheld, each of which Letters of Credit shall not expire before September 1 of the following calendar year, so that, during the term of this Lease, Lessor shall always be in possession and the beneficiary of a Letter of Credit, in full force and effect. The form of the Letter of Credit shall be in substantially the same form as attached hereto as Exhibit "B" and incorporated herein by this reference. The Letter of Credit delivered concurrently herewith shall be in the amount of Five Hundred Twenty-Five Thousand Dollars ($525,000). Each year hereafter, each replacement Letter of Credit to be delivered as provided below shall be in an amount equal to the amount of the Letter of Credit currently in effect (to expire on September 1 of the current year) multiplied by the CPI Fraction, as such CPI Fraction is set forth in the notice delivered by Lessor to Lessee pursuant to Paragraph 3.4(c) of the First Amendment. Provided, however, notwithstanding the foregoing the increase in the amount of any replacement Letter of Credit shall not be less than three percent (3%) of the Letter of Credit which it replaces nor more than five percent (5%) of the amount of the Letter of Credit which it replaces. In the event of a material default under Section 13.1(b) by reason of Lessee's failure to pay rent or other charges due hereunder, Lessor may draw upon the currently issued Letter of Credit for the payment of such rent or any other charges which are payable under the terms of this Lease. If Lessor so uses and draws upon such Letter of Credit, Lessor shall give written notice to Lessee of such draw and, Lessee shall have ten (10) business days after receipt of such notice to deliver and deposit with Lessor a replacement or amended Letter of Credit (in substantially the same form and substance as the Letter of Credit drawn upon), restoring the amount of the Letter of Credit to the full original amount of such Letter of Credit upon which Lessor shall be entitled to continue to draw as set forth above and as further set forth herein. On or before the later of ten (10) business days after delivery of the notice pursuant to Paragraph 3.4(c) of the First Amendment or forty-five (45) days before the expiration of each Letter of Credit held by Lessor, Lessee shall deliver and deposit with Lessor a new Letter of Credit in the same form and substance as the form of Letter of Credit attached hereto as Exhibit "B", the amount of which shall be increased as provided above, and which shall not expire prior to September 1 of the following calendar year, and concurrently Lessor shall return the prior Letter of Credit to Lessee. Lessee's failure to replace a Letter of Credit on or before the later of ten (10) business days after delivery of the notice pursuant to Paragraph 3.4(c) of the First Amendment or forty-five (45) days prior to its expiration, or to replace or amend a Letter of Credit which has been drawn upon within ten (10) business days after receipt of Lessor's notice to Lessee that it has been drawn upon, as provided above, shall be a default, with respect of which there is no period within which to cure, as provided under Paragraph 13.1, whereupon, as provided in Paragraph 13.2(d), Lessor shall be entitled to draw the full balance of the Letter of Credit as Liquidated Damages provided in Paragraph 13.6 of the Lease and terminate Lessee's right to possession of the Premises without further notice other than a three-day Notice to Quit pursuant to California C.C.P. Section 1161.

        3.6. Default. Paragraph 13.1 is hereby amended by deleting 13.1(d) in its entirety and adding subsection 13.1(f) immediately following subsection 13.1(e), as follows:

        "(f) The Lessee's failure to provide, replace or amend a Letter of Credit in accordance with Paragraph 3.5 of the First Amendment."

        3.7. Liquidated Damages. Paragraph 13.2 shall be amended by deleting Paragraphs 13.2(b) and 13.2(c) in their entirety and adding Paragraph 13.2(d) immediately following Paragraph 13.2(c), as follows:

        "(d) In lieu of and in place of the actual damages as provided in the second sentence of Paragraph 13.2(a), Lessor shall be entitled to recover and receive from Lessee Liquidated Damages as provided in Paragraph 13.6."

        3.8. Paragraph 13 shall be amended by adding Paragraph 13.6 immediately following Paragraph 13.5, as follows:

        "13.6 LIQUIDATED DAMAGES. LESSOR AND LESSEE HEREBY ACKNOWLEDGE AND AGREE THAT IN THE EVENT LESSEE DEFAULTS UNDER THIS LEASE AS PROVIDED IN PARAGRAPH 13.1 AND THIS LEASE IS TERMINATED IN ACCORDANCE WITH PARAGRAPHS 3.5 OF THE FIRST AMENDMENT AND 13.2(a), LESSOR WILL SUFFER DAMAGES, INCLUDING, BUT NOT LIMITED TO, THE COSTS OF RECOVERING POSSESSION OF THE PREMISES, EXPENSES OF

RELETTING, INCLUDING NECESSARY RENOVATION AND ALTERATION OF THE PREMISES, REASONABLE ATTORNEYS' FEES, REAL ESTATE COMMISSIONS AND LOSS IN RENTAL, WHICH, BECAUSE OF THE SPECIAL NATURE OF THE PREMISES AND COMPLEXITY OF THE LOCAL MARKET FOR RENTAL SPACE COMPARABLE TO THE PREMISES, BE IMPRACTICAL OR
EXTREMELY DIFFICULT TO ASCERTAIN. IN ADDITION, LESSEE WISHES TO HAVE A LIMITATION PLACED UPON THE POTENTIAL LIABILITY OF LESSEE TO LESSOR IN THE EVENT LESSEE DEFAULTS UNDER THIS AGREEMENT, AND LESSEE WISHES TO INDUCE LESSOR TO WAIVE CERTAIN REMEDIES WHICH LESSOR MAY HAVE IN THE EVENT OF SUCH A DEFAULT. LESSOR AND LESSEE, AFTER DUE NEGOTIATION, HEREBY ACKNOWLEDGE AND AGREE THAT THE FOLLOWING AMOUNT REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES ("LIQUIDATED DAMAGES") WHICH LESSOR MAY SUSTAIN IN THE EVENT OF SUCH A DEFAULT BY LESSEE:
FIVE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($525,000) UNTIL SEPTEMBER 1, 1997, AND ON SEPTEMBER 1, 1997 AND ON SEPTEMBER 1 OF EACH CALENDAR YEAR AFTERWARDS DURING THE TERM HEREOF AN AMOUNT EQUAL TO THE AMOUNT APPLICABLE TO THE PRECEDING TWELVE (12) MONTH PERIOD MULTIPLIED BY THE CPI FRACTION. ANY SUCH INCREASE SHALL NOT BE LESS THAN THREE PERCENT (3%) OF THE AMOUNT APPLICABLE DURING THE PRECEDING TWELVE (12) MONTH PERIOD NOR MORE THAN FIVE PERCENT (5%) OF THE AMOUNT APPLICABLE DURING THE PRECEDING TWELVE (12) MONTH PERIOD. LESSOR AND LESSEE HEREBY AGREE THAT LESSOR MAY, IN THE EVENT OF A LESSEE DEFAULT AND EXPIRATION OF ANY APPLICABLE CURE PERIOD WITHOUT CURE, TERMINATE THIS LEASE AND THEREUPON LESSEE SHALL PAY TO LESSOR THE AMOUNT OF THE LIQUIDATED DAMAGES, THE AMOUNT OF WHICH SHALL BE AS PROVIDED ABOVE, AND PAYMENT OF WHICH SHALL BE DEEMED TO HAVE BEEN MADE UPON DRAW OF THE FULL BALANCE OF THE LETTER OF CREDIT, AS LESSOR'S SOLE AND EXCLUSIVE REMEDY, AND IN THE EVENT OF SUCH TERMINATION AND PAYMENT OF SUCH LIQUIDATED DAMAGES, LESSEE SHALL THEREAFTER BE DISCHARGED OF ALL OBLIGATIONS OWNING HEREUNDER. LESSOR AND LESSEE HEREBY ACKNOWLEDGE THAT EACH OF THEM HAS READ AND UNDERSTANDS THE TERMS AND PROVISIONS OF THIS PARAGRAPH 13.6, AND BY THEIR INITIALS IMMEDIATELY BELOW, LESSOR AND LESSEE HEREBY AGREE TO BE BOUND BY THESE TERMS AND PROVISIONS.

        Lessor /s/ RD  /s/ MD  /s/ AD         Lessee /s/ DS
               ----------------------                ---------------------

4. Assumption. Subject to the entry of the final Order by the Bankruptcy Court described in Section 2.5 hereof, Lessee hereby expressly assumes the Lease, as amended hereby, and agrees to perform all of the obligations and discharge all of the liabilities of Lessee under the Lease, as so amended.

5.      Notices: Designation Of Agent.

        5.1. NOTICES. Notwithstanding any provision of the Lease which may be to the contrary, all notices, demands, consents or approvals hereunder shall be in writing and shall be deemed to have been given (a) three (3) business days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (b) when delivered by hand or transmitted by telecopy or (c) the next business day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt, in each case, to the parties at their respective addresses set forth below (or at such other addresses as such parties may designate by notice to the other parties):

To Lessor at:

Raymond A. Deangelo
R.A.D. & Associates
4721 East Copa de Oro Dr.
Anaheim, California 92807


with copy to:

Greenberg Glusker Fields
  Claman & Machtinger LLP
1900 Avenue of the Stars,
Suite 2100
Los Angeles, California 90067
Attn: Sidney Machtinger, Esq.


To Lessee at:

MRJ Industries, Inc.
5325 East Hunter Avenue
Anaheim, California 92807
Attn: David Sejpal


with copies to:

MRJ Industries, Inc.
5325 East Hunter Avenue
Anaheim, California 92807
Attn: Real Estate

Jones Day Reavis & Pogue
2603 Main Street, Suite 900
Irvine, California, 92714
Attn: Dulcie D. Brand, Esq.


        5.2. AGENT. With regard to the contacts and communications, including any reports, notices, approvals, consents and all other communications that are required hereunder on the part of Lessor, Lessor shall designate an agent through whom all such contacts and communications shall be made. Lessee may rely upon the authority of such agent designated by Lessor as the agent of Lessor. Among other things, Monthly Rent to be paid by Lessee to Lessor shall be sent to Lessor's designated agent made payable to such agent at the address for Lessor provided in Section 5.1. Initially, Raymond A. Deangelo shall be the designated agent for Lessor. Lessor may change and replace its designated agent by written notice given to Lessee in accordance with Section 5.1, except that any such notice changing the designation of Lessor's agent must be signed by Raymond A. Deangelo, Michael P. Deangelo and August Deangelo or, in each case, their legal representative.

6. Continuing Effect. Except as amended hereby, the Lease shall continue in full force and effect.

        This First Amendment is executed by Lessor and Lessee as of the date first above set forth.


                                  "LESSOR"

                                  By: /s/ Raymond Deangelo
                                      -----------------------------------------
                                          Raymond Deangelo

                                  By: /s/ August Deangelo
                                      -----------------------------------------
                                          August Deangelo

                                  By: /s/ Michael P. Deangelo
                                      -----------------------------------------
                                          Michael P. Deangelo


                                  "LESSEE"

                                  MRJ INDUSTRIES, INC., a Delaware corporation, Chapter 11 Debtor and Debtor in Possession

                                  By: /s/ David A. Sejpal
                                      -----------------------------------------
                                          David A. Sejpal
                                          Vice President and
                                          Chief Financial Officer

ALTA OWNERS POLICY                                                    OR-9632362
REGIONAL EXCEPTIONS                                        TITLE OFFICER - OWENS


                                  EXHIBIT "A"

ALL THAT CERTAIN LAND SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF ORANGE, CITY OF ANAHEIM, DESCRIBED AS FOLLOWS:

PARCEL 1 OF PARCEL MAP NO. 83-229, AS SHOWN ON A MAP FILED IN BOOK 179, PAGES 5 AND 6 OF PARCEL MAPS, RECORDS OF ORANGE COUNTY, CALIFORNIA.

EXCEPTING THEREFROM ALL OIL, GAS, MINERALS, AND OTHER HYDROCARBON SUBSTANCES, IN, UPON AND UNDER SAID SUBJECT PROPERTY BELOW A DEPTH OF 500 FEET FROM THE SURFACE THEREOF, WITHOUT THE RIGHT OF SURFACE ENTRY FOR THE PURPOSE OF REMOVING OR EXTRACTING THE SAME, AS RESERVED IN DEEDS RECORDED JUNE 21, 1965 IN BOOK 7563, PAGES 252, 257, AND 262, ALL OF OFFICIAL RECORDS, BY AUGUST BEINGER AND OTHERS.

                                                                      EXHIBIT B


                       (Letter of Credit Bank Letterhead]
                                   [Address]


                                                   Date: ________________, 1996

                                  Letter of Credit No.:________________________


Raymond DeAngelo, August DeAngelo and Michael
     DeAngelo
c/o Raymond DeAngelo, as agent under that certain
     Standard Industrial Lease-Net,
     dated March 25, 1998, with an
     Addendum to Lease of even date therewith,
     as amended by the First Amendment to Lease,
     dated as of August 1, 1996
4721 East Copa del Ora Drive
Anaheim, CA  93807

Attention:  Mr. Raymond DeAngelo

Dear Mr. DeAngelo:

        At the request and for the account of MRJ Industries, Inc. (the "Account Party"), we hereby establish our irrevocable Letter of Credit in your favor in the amount of Five Hundred Twenty Five Thousand United States Dollars (U.S. $525,000) available at your sight draft accompanied by your signed and dated statement containing the words set forth in paragraph (a) or paragraph
(b) below:

        (a) "The amount drawn represents the amount payable to Raymond DeAngelo, August DeAngelo and Michael DeAngelo (collectively, "Lessor") by reason of a material default under
             Section 13.1(b) of the Standard Industrial Lease-Net dated March 25, 1988, with an Addendum to Lease of even date therewith, as amended by the First Amendment to Lease, dated as of August 1, 1996 (collectively, the "Lease"), by and between Lessor and MRJ Industries, Inc. ("Lessee"), by reason of Lessee's failure to pay rent or other charges due under the Lease. The amount of this demand does not exceed the amount so due under the Lease."

        (b) "The amount drawn represents the amount payable to Raymond DeAngelo, August DeAngelo and Michael DeAngelo (collectively, "Lessor") by reason of a material default under Section 13.1(f) of the Standard Industrial Lease-Net dated March 25, 1998, with an Addendum to Lease of even date therewith, as amended by the First Amendment to Lease, dated as of August 1, 1996, by and between Lessor and MRJ Industries, Inc."


        Each draft presented hereunder must be certified as true and correct and signed by Raymond DeAngelo, as agent for Lessor under the Lease (the "Agent"). Notice of change of the Agent shall be provided hereunder by a notice signed by each of Raymond DeAngelo, August DeAngelo and Michael DeAngelo, or in each case their legal representative, and delivered to the undersigned at our above-specified officer and to Account Party.

        Each draft presented hereunder must be marked "DRAWN UNDER LETTER OF CREDIT NO. ____ ISSUED BY [ISSUING BANK]."

        Partial and multiple drawings are permitted under this Letter of Credit.

        The aggregate amount available hereunder shall be reduced from time to time upon payment by us of a drawing made hereunder.

        This Letter of Credit expires at our above-specified office at 5:00 p.m. (New York time) on September 1, 1997 (the "Expiration Date").

        The Expiration Date shall be automatically extended to that Banking Day (a day on which we are open at our above address to conduct our letter of credit business) which is ten Banking Days after the Expiration Date if (1) the Expiration Date falls on a day which is not a Banking Day for any reason referred to in Article 17 of the UCP (as defined below) or (2) the Expiration Date falls on a day which is not a Banking Day for any reason other than those referred to in such Article 17 and the next day which would normally be a Banking Day is not a Banking Day for any reason referred to in Article 17.

        We hereby engage with you that for each demand presented to us by physical delivery at our offices at ___________________________________________
before 11:00 a.m. (New York time), on a Banking Day on or before the Expiration Date which conforms to the terms and conditions of this Letter of Credit, payment shall be effected by us in immediately available funds by wire transfer of funds to an account designated by you by the close of business on such Banking Day. If such demand is presented after 11:00 a.m. (New York time) on a Banking Day on or before the Expiration Date which conforms to the terms and conditions of this Letter of

Credit, payment shall be effected by us in immediately available funds by wire transfer of funds to an account designated by you by the close of business on the following Banking Day.

        Except as otherwise herein provided, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, (the "UCP") and engages us in accordance with the terms thereof.

        This Letter of Credit may not be transferred by you except to a party to whom the Lease is assigned.

        All bank charges in connection with this Letter of Credit are for the account of the Account Party.

                                      -3-